SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
EXCHANGE ACT OF 1934 (AMENDMENT No.)
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[ ] Preliminary Proxy Statement [ ] Confidential, for Use of the
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[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or 240.14a-12

Adams Resources & Energy, Inc.
(Name of Registrant as Specified in its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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[ ] Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.
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ADAMS RESOURCES & ENERGY, INC.
4400 POST OAK PARKWAY, SUITE 2700
Houston, Texas 77027

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 18, 2005

To our Stockholders:

Notice is hereby given that the Annual Meeting of Stockholders of Adams Resources & Energy, Inc. will be held at 4400 Post Oak Parkway, Suite 2700, Houston, Texas, Wednesday, May 18, 2005 at 11:00 a.m., Houston time, for the following purposes:

1. To elect a Board of nine Directors;

2.	To transact such other business as may properly come before the meeting or any adjournments thereof.

The close of business on March 31, 2005 has been fixed as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment(s) thereof.

By Order of the Board of Directors

David B. Hurst
Secretary

Houston, Texas
April 1, 2005

IMPORTANT

YOU ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO SIGN, DATE AND MAIL THE ENCLOSED PROXY PROMPTLY. THE ENCLOSED RETURN ENVELOPE MAY BE USED FOR THAT PURPOSE. IF YOU ATTEND THE MEETING, YOU CAN VOTE EITHER IN PERSON OR BY PROXY.

ADAMS RESOURCES & ENERGY, INC.
4400 Post Oak Parkway, Suite 2700
Houston, Texas 77027

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 18, 2005

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Adams Resources & Energy, Inc. (the "Company") of proxies to be used at the Annual Meeting of Stockholders to be held at 4400 Post Oak Parkway, Suite 2700, Houston, Texas, on Wednesday, May 18, 2005, at 11:00 a.m., Houston time, and any and all adjournments thereof, for the purposes set forth in the foregoing notice of meeting. This Proxy Statement, together with the enclosed proxy, is being mailed to stockholders on or about April 6, 2005.

The cost of solicitation of the proxies will be paid by the Company. In addition to solicitation by mail, proxies may be solicited personally or by telephone or telegram by directors, officers and employees of the Company, and arrangements may be made with brokerage houses or other custodians, nominees and fiduciaries to send proxies and proxy material to their principals. Compensation and expenses of any such firms, which are not expected to exceed $1,000, will be borne by the Company.

The enclosed proxy, even though executed and returned, may nevertheless be revoked at any time before it is voted by the subsequent execution and submission of a revised proxy, by written notice of revocation to the Secretary of the Company or by voting in person at the meeting.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

At the close of business on March 31, 2005, the record date of those entitled to receive notice of and to vote at the meeting, the Company had outstanding 4,217,596 shares of Common Stock, $.10 par value ("Common Stock"). Holders of such stock will be entitled to one vote for each share of Common Stock held by them.

The following table sets forth information regarding the number of shares of Common Stock of the Company held of record on March 31, 2005, by beneficial owners of more than five percent of the Common Stock, and by all officers and directors as a group. Unless otherwise indicated, each person named below has sole voting and investment power over all shares of Common Stock indicated as beneficially owned.

Name and Address Of Beneficial Owner	Beneficial Ownership	Percent Of Class
K. S. Adams, Jr.	2,099,987(1) shares	49.8%
4400 Post Oak Parkway, Suite 2700
Houston, TX 77027

FMR Corp.	421,800(2) shares	10.0%
82 Devonshire St.
Boston, MA 02109

Officers and Directors	2,156,517 shares	51.1%
as a group (9 persons)

(1) Includes 1,644,275 shares owned by KSA Industries, Inc., 324,680 shares owned by Mr. Adams directly, 7,973 shares owned by Mrs.  Adams and 123,059 shares held in trusts for Mr. Adams' grandchildren, of which Mr. Adams serves as the trustee.
(2) Based on information contained in a Schedule 13G filed February 1, 1999 as amended. Beneficial owners associated with FMR Corp. include Fidelity Management & Research Company, Fidelity Low-Priced Stock Fund, Edward C. Johnson 3d and Abigail P. Johnson.

ELECTION OF DIRECTORS

The Company maintains a standing nominating committee for the purpose of identifying and recommending to the Board candidates for election to the Board of Directors.  The committee operates pursuant to its charter and is comprised of the independent members of the Company's Board.  Nine directors (constituting the entire Board of Directors) are to be elected at the Annual Meeting of Stockholders, each to hold office until the next Annual Meeting of Stockholders or until his or her successor is elected and qualified. All of the nominees for director named below are now serving as a director of the Company. It is the intention of the persons named in the enclosed form of proxy to vote such proxy for the election of the nominees listed below unless authorization to do so is withheld. The affirmative vote of the holders of a majority of the Common Stock represented in person or by proxy at the meeting is required for the election of directors. Stockholders may not cumulate their vote in the election of directors. If prior to the meeting, any of the nominees for Director become unable to serve, the persons named in the accompanying proxy will vote for another nominee or nominees in accordance with their best unanimous judgment on such matters. It is the policy of the Company that all directors and nominees for director shall attend the Annual Meeting of Stockholders. All directors except Mr. Stevens, who joined the Board in September 2004, attended the 2004 Annual Meeting.

The following table sets forth the names, ages, and principal occupations of the nominees for director, other directorships of public companies held by them, length of continuous service as a director and number of shares of Common Stock beneficially owned by each of them as of March 31, 2005. Except as otherwise noted, each stockholder has sole voting and investment power with respect to the shares beneficially owned.

			Common Stock
	Principal Occupation	Director	Owned as of
Nominee and Age	And Directorship	Since	March 31, 2005

K. S. Adams, Jr. (82)	Chairman of the Board	1973	2,099,987(1)
	and Chief Executive
	Officer of the Company

E. C. Reinauer, Jr. (69)	International Project Manager	1973	8,473

Edward Wieck (81)	Land and Cattle	1976	13,688

E. Jack Webster, Jr. (84)	Chairman and CEO of Petrol Properties, Inc.;	1985	15,169
	Director United Missouri Bancshares, Inc.

Richard B. Abshire (52)	Vice President and Chief Financial Officer of the Company	1986	13,200

Vincent H. Buckley (82)	Executive Vice President and	2002	1,000
	General Counsel of the Company

Frank T. Webster (56)	President and Chief Operating Officer of the Company	2004	5,000

William B. Wiener III (53)	President of WBW Enterprises	2004	-

R. H. Stevens (64)	Managing Partner of Stevens	2004	-
	& Company, LLP
____________________
(1)
Includes 1,644,275 shares owned by KSA Industries, Inc., 324,680 shares owned by Mr. Adams directly, 7,973 shares owned by Mrs. Adams and 123,059 shares held in trusts for Mr. Adams’ grandchildren, of which Mr. Adams serves as the trustee.

All of the nominees for director, with the exception of Mr. Adams, own less than one percent of the class of shares outstanding. There are no family relationships among the executive officers or directors of the Company. The independent directors include Messrs. Reinauer, Wieck, E. Jack Webster, Wiener and Stevens.

All of the nominees for director have been engaged in the principal occupations indicated above for the last five years except Mr. Buckley, Mr. Frank T. Webster and Mr. Wiener. Prior to joining the Company in 2002, Mr. Buckley served Of Counsel for Locke Liddell & Sapp LLP. Mr. Frank T. Webster joined the Company as its President in May 2004. For the two previous years, he was President and Chief Executive Officer of Duke Capital Partners, LLC, a subsidiary of Duke Energy. Prior to joining Duke Capital, Mr. Webster was a partner and managing director of Andersen, LLP.  Mr. Frank T. Webster was elected to the Board of Directors in 2004 and is included in this Notice of Annual Meeting and Proxy Statement for the first time.

Mr. Wiener is President of WBW Enterprises, a private investment firm. From 2000 through 2003, Mr. Wiener was Senior Vice President and Chief Investment Officer of Duke Energy North America and also Chief Investment Officer of Duke Capital Partners, LLC. Mr. Wiener was first elected to the Company’s Board of Directors in connection with the solicitation of proxies for the May 2004 Annual Meeting of Stockholders. Mr. Wiener has been designated as the Company’s independent financial expert under Item 401(h) of Regulation S-K.

Mr. Stevens was elected to the Board of Directors in 2004 and is included in this Notice of Annual Meeting and Proxy Statement for the first time. He is the managing Partner of Stevens & Company, L.L.P., a financial and tax advisory firm. Mr. Stevens has over 35 years experience in business, financial and tax matters for various industries, including oil and gas, real estate and agriculture. Previously, he was a partner with the Andersen, LLP public accounting firm and has also served as chief financial officer and director of a publicly traded oil and gas company. Mr. Stevens received his Bachelor of Arts degree in accounting from Texas A&M University in 1962. Mr. Stevens attended postgraduate school at the University of Texas and served as an officer in the United States Air Force.

The Board of Directors held four meetings in 2004 and each of the directors attended all of the meetings except Mr. Stevens who joined the Board in September 2004. Only those directors who are not employees of the Company or any of its subsidiaries are entitled to receive a fee for their services as directors. Such directors each received $18,500 for their services during 2004 except Mr. Wiener, the Company’s designated financial expert, who received $22,500 and Mr. Stevens who received $10,000 after becoming a member of the Board in September 2004.

Audit and Other Services

Deloitte & Touche LLP performed the audit of the Company’s consolidated financial statements for the year ended 2004. The scope and all fees associated with audit and other services performed by Deloitte and Touche are pre-approved by the Audit Committee on an annual basis. The aggregate fees billed for 2004 and 2003 are set forth below:

	2004	2003
Audit Fees:
Audit of Consolidated Financial Statements…………	$348,800	$285,000
Re-audit of 2001 Financial Statements……………….	-	120,000
Subsidiary Company audit……………………………	10,000	10,000
Audit Related Fees -
Internal control advisory……………………….	2,560	73,000
SFAS No. 149 advisory………………………..	-	7,350
Total Audit fees and Audit Related Services..	361,360	495,350
Tax Fees…………………………………………………..	-	-
All Other Fees…………………………………………….	-	-
Total	$361,360	$495,350

The Board of Directors has a standing Audit Committee that met four times during the last fiscal year. The Audit Committee has the responsibility to assist the Board of Directors in fulfilling its fiduciary responsibilities as to accounting policies and reporting practices of the Company and its subsidiaries and the sufficiency of the audits of all Company activities. This committee is the Board's agent in ensuring the integrity of financial reports of the Company and its subsidiaries, and the adequacy of disclosures to shareholders. The Audit Committee is the focal point for communication between other directors, the independent auditors and management as their duties relate to financial accounting, reporting and controls. The Audit Committee is also responsible for reviewing the financial transactions of the Company involving any related parties. The Audit Committee is comprised of the independent directors, currently Messrs. Reinauer (Chairman), E. Jack Webster, Wieck, Wiener and Stevens. The members of the Company’s Audit Committee are independent as defined by the American Stock Exchange Listing Standards Section 121(A). In addition, Mr. Wiener, as well as Mr. Stevens, are “financially sophisticated” as the term is defined by the American Stock Exchange Listing Standards Section 121(B). The Board of Directors has adopted a written charter for the Audit Committee. The written charter was included as an appendix to the Company’s 2003 proxy statement.

REPORT OF THE AUDIT COMMITTEE

April 1, 2005

To the Board of Directors:

We have reviewed and discussed with management the Company’s audited consolidated financial statements as of and for the year ended December 31, 2004.

We have discussed with the independent auditors the matters discussed by Statement of Auditing Standards No. 61, Communication with Audit Committees, as amended, by the Auditing Standards Board of the American Institute of Certified Public Accountants.

We have had discussions with the independent auditors about the items required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, by the Independence Standards Board. We have also discussed with the auditors the auditors’ independence and have reviewed the written disclosures and the formal letter from the independent auditors required by Independence Standard No. 1.

Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004.

E. C. Reinauer, Jr., Chairman
E. Jack Webster, Jr.
Edward Wieck
William B.Wiener III
R. H. Stevens, Jr.

EXECUTIVE OFFICERS

The following table provides information regarding the executive officers of the Registrant. The officers of the Company serve at the discretion of the Board of Directors of the Company.

Name	Position
K. S. Adams, Jr.	Chairman and Chief Executive Officer

F. T. Webster	President and Chief Operating Officer

Vincent H. Buckley	Executive Vice President and General Counsel

Richard B. Abshire	Vice President and Chief Financial Officer

K. S. "Bud" Adams, Jr.  was born in 1923 in Bartlesville, Oklahoma and graduated from Culver Military Academy, Culver, Indiana in 1940.  He attended Menlo College and the University of Kansas engineering school until called to active Naval duty in 1944 serving as an aviation engineering officer on a PAC-Fleet aircraft carrier service unit.  In 1947, Mr. Adams founded the Company's predecessor, Ada Oil Company, with its primary interest involving oil and gas exploration and production.  Mr. Adams' personal holdings in oil and gas properties and real estate became the basis of the Company when it made its initial public offering in 1974.  In addition to his involvement with Adams Resources & Energy, Inc., Mr. Adams' other business interests include farming, ranching and automobile dealerships, and he owns the National Football League franchise Tennessee Titans.

F. T. “Chip” Webster was elected President and Chief Operating Officer of Adams Resources & Energy, Inc. in May 2004. A native of Houston, he was previously president and chief executive officer of Duke Capital Partners, a business unit of Duke Energy. Prior to joining Duke, he was a partner and managing director of Andersen’s energy corporate finance group. He also spent 20 years in energy and corporate banking with First City Bank-Houston where he was executive vice president. Webster holds BBA and MBA degrees from Texas Christian University. He is a member of the Independent Petroleum Association of America and currently serves as president of the Houston Producers’ Forum.

Vincent H. Buckley joined Adams Resources & Energy, Inc. in August of 2002 as Executive Vice-President and General Counsel. He was born in New Orleans, Louisiana in 1922. Split by war years Mr. Buckley attended Rice University from 1941 to 1943, and then as V-12 Marine trainee, attended Southwestern Louisiana Institute at Lafayette, Louisiana from July 1943 to February 1944; and then returned to Rice in 1946 to graduate with BA degree in 1947. He attended the University of Texas Law School and obtained a law degree (LLB) in 1950. He received his Mediation Certificate from A. A. White Dispute Resolution Institute in November 1992. He worked for the Dow Chemical Company from June 1950 to October 1982 in various legal and management positions, including three years (1966 to 1969) in Hong Kong and the Far East as director of Legal and General Affairs, then as Assistant General Counsel and later as General Manager, Oil & Gas Division. He joined Apache Corporation as Vice President in 1982, and was President and Chief Executive Officer of Cockburn Oil Corporation from August 1984 through August 1988. He was Of Counsel for Locke Liddell & Sapp LLP from January 1989 to August 2002.

Richard B. Abshire was born in Los Angeles, California in 1952. He received his B.B.A. degree (cum laude) in Finance from the University of Texas in 1974 and received an M.B.A. degree from the University of Texas in 1976. Following graduation until joining the Company in 1985, Mr. Abshire was employed by Arthur Andersen & Company. Mr. Abshire is a Certified Public Accountant in the State of Texas and in his capacity with the Company he oversees all accounting, finance and administrative functions.

EXECUTIVE COMPENSATION

The following table sets forth the total compensation of the Company's Chief Executive Officer and each of the Company’s other executive officers during the three fiscal years ending December 31, 2004, 2003 and 2002. There were no stock options or shares of restricted stock granted by the registrant during the periods presented.

Name and		Annual Compensation
Principal Position	Year	Salary	Bonus	Other (1)
K. S. Adams, Jr.	2004	$155,703	$75,000	$13,015
Chairman and Chief	2003	$150,406	$-	$5,394
Executive Officer	2002	$150,406	$-	$4,978

F. T. Webster(2)	2004	$210,000	$100,000	$-
President and
Chief Operating Officer

Vincent H. Buckley(3)	2004	$155,384	$50,000	$16,018
Executive Vice President	2003	$150,000	$-	$-
and General Counsel	2002	$49,231	$-	$-

Richard B. Abshire	2004	$204,307	$75,000	$21,235
Vice President and	2003	$200,000	$-	$2,908
Chief Financial Officer	2002	$200,000	$-	$2,000

________________________

(1) Includes car allowance and employer matching contributions to the Company's 401(k) savings plan.

(2) Mr. Webster joined the Company in May 2004.

(3) Mr. Buckley joined the Company in September 2002.

PERFORMANCE GRAPH

The performance graph shown below was prepared under the applicable rules of the Securities and Exchange Commission based on data supplied by Standard & Poor’s Compustat. The purpose of the graph is to show comparative total shareholder returns for the Company versus other investment options for a specified period of time. The graph was prepared based upon the following assumptions:

1.	$100.00 was invested on December 31, 1999 in the Company’s common stock, the S&P 500 Index, and the S&P 500 Integrated Oil and Gas Index.

2. Dividends are reinvested on the ex-dividend dates.

Note: The stock price performance shown on the graph below is not necessarily indicative of future price performance.

Comparison Of Five Year Cumulative Total Return
Among Adams Resources & Energy, Inc., S&P 500 Integrated Oil and Gas
ADAMS RESOURCES & ENERGY INC
S&P 500 INDEX
S&P 500 INTEGRATED OIL & GAS
$250
$200
$150
$100
$50
$0
Dollars
Dec99
Dec00
Dec01
Dec02
Dec03
Dec04
Calendar Year Ended

		INDEXED RETURNS
	Base	Years Ending
	Period
Company / Index	Dec-99	Dec00	Dec01	Dec02	Dec03	Dec04
ADAMS RESOURCES & ENERGY INC	100	166.40	94.38	65.08	170.83	226.15
S&P 500 INDEX	100	90.90	80.09	62.39	80.29	89.03
S&P 500 INTEGRATED OIL & GAS	100	110.44	104.10	91.39	115.80	149.19

COMPENSATION PHILOSOPHY

The Board of Directors and management believe it is in the best interest of the Company's shareholders, employees, suppliers and customers to balance the need to reinvest available cash flow to build the Company's equity base with the need to attract and retain key employees. The Company has no securities authorized for issuance under equity compensation plans. The Board of Director’s has established and maintains a Compensation Committee comprised of all of the independent directors. The Compensation Committee reviews and approves the compensation of all executive officers of the Company.

TRANSACTIONS WITH RELATED PARTIES

Mr. K. S. Adams, Jr., Chairman and Chief Executive Officer, and certain of his family partnerships and affiliates have participated as working interest owners with the Company’s subsidiary, Adams Resources Exploration Corporation. Mr. Adams and such affiliates participate on terms no better than those afforded the non-affiliated working interest owners. In recent years, such related party transactions tend to result after the Company has first identified oil and gas prospects of interest. Due to capital budgeting constraints, typically the available dollar commitment to participate in such transactions is greater than the amount management is comfortable putting at risk. In such event, the Company first determines the percentage of the transaction it wants to obtain, which allows a related party to participate in the investment to the extent there is excess available. Such related party transactions are individually reviewed and approved by a committee of independent directors on the Company’s Board of Directors. As of December 31, 2004, the Company owed a combined net total of $349,500 to these related parties. In connection with the operation of certain oil and gas properties, the Company also charges such related parties for administrative overhead primarily as prescribed by the Council of Petroleum Accountants Society (“COPAS”) Bulletin 5. Such overhead recoveries totaled $152,000 in 2004.

David B. Hurst, Secretary of the Company, is a partner in the law firm of Chaffin & Hurst. The Company has been represented by Chaffin & Hurst since 1974 and plans to use the services of that firm in the future. Chaffin & Hurst currently leases office space from the Company. Transactions with Chaffin & Hurst are on the same terms as those prevailing at the time for comparable transactions with unrelated entities.

The Company also enters into certain transactions in the normal course of business with other affiliated entities. These transactions with affiliated companies are on the same terms as those prevailing at the time for comparable transactions with unrelated entities.

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

The present intention of the Audit Committee of the Board of Directors is to appoint Deloitte & Touche LLP, independent registered public accountants, to audit the financial statements of the Company for the year ending December 31, 2005. Deloitte & Touche LLP was first appointed as the Company’s auditors in 2002. A representative of Deloitte & Touche LLP will be present at the Annual Meeting of Stockholders and will be given an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

The Company maintains a code of ethics for the principal executive officer, the principal financial officer and all other executive officers. Refer to Exhibit 3(d) of the Annual Report on Form 10-K of the Company for the fiscal year ended December 31, 2002. There were no waivers of the code during 2004.

    Any stockholder may communicate with the Board of Directors, any committee of the Board, or any director, by sending written communications addressed to the Board of Directors of Adams Resources & Energy, Inc., a Board committee or such individual director or directors, c/o Investor Relations Manager, Adams Resources & Energy, Inc., 4400 Post Oak Parkway, Suite 2700, Houston, Texas 77027. All communications will be forwarded to the Board, the Board committee or such individual director or directors in accordance with the request of the stockholder.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during its most recent fiscal year and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, and written representations from reporting persons that no Form 5 was required, the Company believes that all required Form 3, 4 and 5 reports for transactions occurring in 2004 were timely filed.

OTHER MATTERS

The Company knows of no matters to be presented for consideration at the meeting other than those described above. If other matters are properly presented to the meeting for action, it is intended that the persons named in the accompanying proxy, and acting pursuant to authority granted thereunder, will vote in accordance with their best unanimous judgment on such matters.

Any proposal to be presented by any stockholder at the 2006 Annual Meeting of Stockholders must be received by the Company prior to December 2, 2005.

By Order of the Board of Directors

David B. Hurst
Secretary
Houston, Texas
April 1, 2005